Exhibit 10.1

CONFIDENTIAL	Execution Version

Portions of this exhibit have been omitted because they are both (i) not material and (ii) would be competitively harmful if publicly disclosed.

AMENDMENT NO. 2 TO COLLABORATION AND LICENSE AGREEMENT

 THIS AMENDMENT NO. 2 TO COLLABORATION AND LICENSE AGREEMENT
(“Second Amendment”) is made and entered into effective as of July 28, 2022 (“Second Amendment Effective Date”) by and between BicycleTx Limited, a company incorporated in England and Wales with a place of business at Blocks A & B Portway Building, Granta Park, Great Abington, Cambridge, CB21 6GS (“BicycleTx”), and Ionis Pharmaceuticals, Inc., a Delaware corporation with a principal place of business at 2855 Gazelle Court, Carlsbad, California 92010, USA (“Ionis”).

BicycleTx and Ionis are referred to herein individually as a “Party” and collectively as the “Parties”.

BACKGROUND

WHEREAS, BicycleTx and Ionis entered into that certain Collaboration and License Agreement dated as of July 9, 2021, as amended (the “Agreement”), pursuant to which the Parties agreed to collaborate in the research and development of products incorporating TfR1 Bicycles directed against certain Targets;

WHEREAS the Parties amended the Agreement by the First Amendment effective as of 17 December 2021 to enable the Parties to conduct certain additional activities during the Additional Research Period to evaluate the potential for TfR1 Bicycles [***];

WHEREAS, the Parties now seek to further amend the Agreement to extend the Additional Research Period and the Initial Period; and

WHEREAS, Section 12.3 of the Agreement provides that the Agreement may only be modified by a written instrument duly executed by authorized representatives of each Party.

NOW, THEREFORE, the Parties desire, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, to further amend the Agreement as set forth in this Second Amendment.

ARTICLE 1
DEFINITIONS

1.1
Capitalized Terms. Capitalized terms used in this Second Amendment shall have the meanings set forth in the Agreement and First Amendment, unless otherwise defined in this Second Amendment. Section references set forth in this Second Amendment shall refer to section references in this Second Amendment, unless expressly stated to refer to sections of the Agreement or the First Amendment.

ARTICLE 2
AMENDMENT

2.1
Additional Activities. The Parties desire to extend the Additional Research Period by [***]. Accordingly, Section 2.1 of Article 2 of the First Amendment shall be deleted in its entirety and replaced with:

CONFIDENTIAL	Execution Version
“BicycleTx will perform the research activities set forth on Schedule 1 attached hereto (the “Additional Activities”) during the period beginning on [***] and continuing for

[***] from such date (the “Additional Research Period”) in accordance with Section 4.5.1(a) of the Agreement. The Additional Activities shall be deemed Research Activities under the Agreement, pursuant to Section 4.2.2 thereof, subject to the terms and conditions of this First Amendment. Ionis shall use Commercially Reasonable Efforts to perform the Additional Activities allocated to it at its sole cost and expense.”

2.2	Initial Period. The Parties wish to extend the Initial Period by three months. Accordingly, Section 2.4.1 of Article 2 of the First Amendment shall be deleted in its entirety and replaced with:

“2.4.1 Determination of Success Criteria and Initial Data Package. During the first [***] period of the Additional Research Period (the “Initial Period”), the Parties, through the JSC, shall discuss in good faith and mutually agree upon (a) the success criteria by which the Parties will determine whether the initial goals of the Additional Activities have been achieved, and whether the Parties should continue to perform such Additional Activities for the remainder of the Additional Research Period (the “Success Criteria”) and (b) the nature and scope of the data generated by BicycleTx in the course of performing the Additional Activities during the Initial Period, which data BicycleTx will deliver to the JSC pursuant to Section 2.4.2 (the “Initial Data Package”).”

ARTICLE 3
MISCELLANEOUS

3.1
No Waiver. Nothing in this Second Amendment is intended to operate as a waiver of any claims either Party may have against the other Party arising prior to the date of this Second Amendment under the Agreement. Any term or condition of this Second Amendment may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless it is in writing and signed by the Party waiving such term or condition. The waiver by either Party hereto of any right hereunder or of a breach by the other Party shall not be deemed a waiver of any other right hereunder or of any other breach by such other Party whether of a similar nature or otherwise.

3.2
Miscellaneous. This Second Amendment and the performance, enforcement, breach, and termination hereof shall be interpreted, governed by, and construed in accordance with the laws of the State of New York, United States excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Second Amendment to the substantive law of another jurisdiction. Any dispute arising from or relating to this Second Amendment will be subject to resolution in accordance with Section 12.2 of the Agreement. Except as specifically amended by this Second Amendment, the terms and conditions of the Agreement (as amended by the First Amendment) shall remain in full force and effect. Except to the extent expressly provided herein, the Agreement, as amended by the First Amendment and this Second Amendment, including all appendices, exhibits and schedules to each of the foregoing, sets forth the entire agreement and understanding between the Parties with respect to the subject matter of the Agreement (as amended) and all prior agreements, understandings, promises, and representations, whether written or oral, with respect thereto are superseded hereby. This Second Amendment may be executed in two or more counterparts in original, facsimile, PDF, or other electronic format, each of which shall be an original, and all of which together shall constitute one instrument.

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CONFIDENTIAL	Execution Version
THIS AMENDMENT NO. 2 TO COLLABORATION AND LICENSE AGREEMENT is executed by the authorized representatives of the Parties as of the Second Amendment Effective Date.

BICYCLETX LIMITED	IONIS PHARMACEUTICALS, INC.

By:	/s/ Michael Skynner	By:	/s/ Brett Monia

Name:	Michael Skynner	Name:	Brett Monia
Title:	Chief Technology Officer	Title:	CEO